FIFTH AMENDMENT TO LEASE


         THIS FIFTH AMENDMENT TO LEASE (the "Fifth Amendment") is made and entered into as of the 27TH day of July, 2005 (the "Effective Date") by and between 360 NORTH MICHIGAN PROPERTIES, LLC, a Delaware limited liability company, as landlord ("Landlord"), and COOLSAVINGS, INC., a Delaware corporation, as tenant ("Tenant").

                                    RECITALS

         A. 360 North Dearborn Trust, Landlord's predecessor in interest, and Tenant entered into a certain Lease Agreement dated January 3, 2000 (the "Original Lease") under which Landlord's predecessor in interest leased to Tenant and Tenant rented from Landlord's predecessor in interest certain space comprising approximately Forty-Three Thousand Eight Hundred Forty-Nine (43,849) rentable square feet (the "Original Premises") on the 8th, 18th, 19th and 21st floors of the building located at 360 North Michigan Avenue, Chicago, Illinois (the "Building"), as more particularly described in the Lease. The Lease was amended by (i) a First Amendment to Lease dated March 31, 2000, (ii) a Second Amendment to Lease dated November 30, 2000, (iii) a Third Amendment to Lease dated July 3, 2002, and (iv) a Fourth Amendment to Lease dated September 30, 2002 (collectively the "Amendments", which Amendments added and subtracted certain space from the Original Premises, Tenant currently rents from Landlord's predecessor in interest certain space comprising approximately Forty-Eight Thousand Three Hundred Seventy-Three (48,373) rentable square feet (the "Premises") on the 11th, 13th, 14th, 16th, 18th, 19th, 20th, and 21st floors of the Building. The Original Lease and the Amendments are collectively referred to as the "Lease".

         B. Tenant has entered into certain subleases set forth on Exhibit A (the "Subleases") which will be assigned and modified as set forth below.

         C. Tenant and an affiliate of Landlord are concurrently entering into a lease (the "Other Lease") for certain premises located at One North Dearborn, Chicago, Illinois, and subject to Tenant entering into the Other Lease, Landlord has agreed to an early termination of the Lease and a Base Rent reduction, all as more specifically set forth below.

         D. In connection with the early termination of this Lease, the Lease will be bifurcated and the termination of the Lease as to certain portions of the Premises will occur at different times as set forth below.

         In consideration of the mutual covenants set forth below and for other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged, Landlord and Tenant, intending to be legally bound, agree to amend the Lease as follows:

         1. Defined Terms. Unless otherwise defined in this Fifth Amendment, all capitalized terms shall have the same meanings as are ascribed to those terms in the Lease.

         2. Landlord/Landlord's Address for Notices. Section II-A and II-B of the Lease Information Summary are deleted in their entirety and the following is substituted in their place.

                  A.   Landlord:           360 North Michigan Properties, LLC,
                                           a Delaware limited liability company
                                           c/o MB Real Estate Services, L.L.C.
                  B.   Landlord's          One North LaSalle Street
                       Address for         Suite 1600
                       Notices:            Chicago, Illinois 60602
                                           Attention:  General Manager
                                           With copies to:

                                           The Chetrit Group
                                           404 Fifth Avenue
                                           4th Floor
                                           New York, New York  10018
                                           Attention:  Mr. Meyer Chetrit

                                           And to:

                                           Read Property Group
                                           4706 18th Avenue
                                           Suite 200
                                           Brooklyn, New York  11204
                                           Attention:  Mr. Robert Wolf

                                           And to:

                                           Much Shelist Freed Denenberg Ament
                                           & Rubenstein, P.C. 191 North Wacker
                                           Drive
                                           Suite 1800
                                           Chicago, Illinois  60606
                                           Attention:  Michael B. Sadoff, Esq.

         3. Termination Date. Section IV-C of the Lease Information Summary is deleted in its entirety and the following is substituted in its place:

                  Termination Date.

                           (i) With respect to that portion of the Premises which is not as of the Effective Date subject to or encumbered by any of the Subleases, (such portion of the Premises being referred to below as the "Unencumbered Space") the Termination Date will be the day immediately preceding the Rent Commencement Date (as defined in the Other Lease) (the "Initial Termination Date").


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

                           (ii) With respect to that portion of the Premises which is as of the Effective Date subject to or encumbered by the Subleases (such portions of the Premises being collectively referred to below as the "Encumbered Space"), the Termination Date will be the day immediately following the last termination date of the Subleases.

         4.       Mutual Release.

                  By Assignment and Assumption of Sublease described below, Tenant intends to assign to Landlord and Landlord intends to assume, as of August 1, 2005, all of Tenant's right, title and interest as sublessor under the Subleases. Accordingly, from and after August 1, 2005 and only with respect to the Encumbered Space and to the Lease as it pertains to the Encumbered Space:
(a) Landlord releases Tenant from all of Tenant's obligations under the Lease, except for (i) Tenant's obligations which accrue prior to August 1, 2005, (ii) any of Tenant's obligations which are intended to survive the termination of the Lease as expressly provided in the Lease, and (iii) Tenant's obligations under this Fifth Amendment; and (b) Tenant releases Landlord from all of Landlord's obligations under the Lease, except for (i) Landlord's obligations which accrue prior to August 1, 2005, (ii) any of Landlord's obligations which are intended to survive the termination of the Lease as expressly provided in the Lease, and
(iii) Landlord's obligations under this Fifth Amendment.

         5. Holdover. Tenant acknowledges that on the Initial Termination Date Tenant will vacate and leave the Unencumbered Space in broom clean condition, and Tenant's failing to do so will constitute a holdover under the provisions of the Lease.

         6. Base Rent Reduction. Subject to the provisions of Sections 13 and 14 below, from and after August 1, 2005, and continuing until the Initial Termination Date (as set forth in Section 3 above), the Monthly Base Rent currently due from Tenant is reduced by the amount of Thirty-Seven Thousand Eight Hundred and 00/100 Dollars ($37,800.00) per month ("Monthly Base Rent Reduction"). In the event the Initial Termination Date does not fall on the last day of the month, the Monthly Base Rent Reduction will be prorated accordingly. In the event the Delivery Date (as defined in Section 13(c) below) occurs after August 1, 2005, Tenant will make the Base Rent payment currently required under the Lease, and provided this Fifth Amendment is not terminated as provided in
Section 13(c) below Landlord will credit the applicable Monthly Base Rent Reduction against the next Base Rent payment(s) due.

         7. Landlord's Address for Payment of Rent. Section V-B of the Lease Information Summary is deleted in its entirety and the following is substituted in its place:

            B.  Landlord's
                Address for           c/o Column Financial
                Payment of            37193 Eagle Way
                Rent:                 Chicago, Illinois  60678-1371
                                      (Sections 3.1 and 3.3)

         8. Security Deposit. Tenant acknowledges that as of the Effective Date, the Security Deposit consists of a cash deposit in the amount of $272,411.91 and a letter of credit in the amount of $434,723.00. Provided that Tenant has deposited the security deposit required under the Other Lease and no event has occurred under the terms of the Lease that would entitle Landlord to draw on the Security Deposit, Landlord shall return to Tenant the Security Deposit (or applicable portion) on the Initial Termination Date.

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

         9. Confidentiality. Tenant agrees to maintain in strict confidence the non-public information and terms contained in the Lease and in this Fifth Amendment, including but not limited to the Rent due from Tenant under the Lease (collectively the "Confidential Information"). Tenant shall not under any circumstances disclose all or any portion of the Confidential Information to any other person or entity, and shall maintain the Confidential Information in the strictest confidence. Notwithstanding the foregoing, however, Tenant may disclose the Confidential Information (i) to Tenant's employees and advisors to the extent that such employees and advisors reasonably need to know such Confidential Information in order to perform services on behalf of Tenant; (ii) to the extent required by any applicable statute, law, regulation, governmental authority or court order; and (iii) in connection with any litigation or proceeding that may arise between the parties in connection with the Lease or this Fifth Amendment. Tenant shall advise Tenant's employees and advisors of the provisions of this Section 9 and cause such employees and advisors to keep the Confidential Information confidential and otherwise comply with the terms of this Section 9. Any material breach by Tenant or any of its employees or advisors of any of the covenants and obligations contained in this Section 9 shall constitute an Event of Default under the Lease, in which event Landlord shall be entitled to exercise any and all of its remedies under the Lease. The undertakings of Tenant pursuant to this Section 9 shall survive the termination of the Lease as modified by this Fifth Amendment.

         10. Real Estate Broker. Tenant and Landlord represent and warrant to each other that neither has dealt with any real estate broker or third party as a broker (to whom or which a commission may be due) in connection with this Fifth Amendment. Each party agrees to defend, indemnify and hold the other party, its members, managers, employees, successors and assigns harmless from and against any and all claims, demands, liabilities, damages, losses, costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the indemnified party as a result of or arising from a claim or action brought by any other broker or agent for any commission, finder's fee or other compensation alleged to be due to such broker or agent with respect to its representation of the indemnifying party in connection with this Fifth Amendment.

         11. Landlord Access. Tenant acknowledges that from and after the Effective Date, Landlord and its agents, architects, engineers and consultants will have the right to access the Premises from time to time upon reasonable prior notice to Tenant for conducting such studies and investigations as Landlord may reasonably request, provided that such access will not materially and adversely affect the operation of Tenant's Premises

         12. Subleases. Tenant represents and warrants that (i) there are no subleases, licenses or other occupancy agreements affecting the Premises other than the Subleases, and (ii) there are no security or other deposits (the "Sublease Security Deposits") associated with the Subleases other than as set forth on Exhibit A.

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

         13. Conditions.

                  (a) Conditions. This Fifth Amendment and its effectiveness are subject to and conditioned upon all of the following: (x) Landlord and Tenant must execute the Other Lease concurrently with this Fifth Amendment, (y) from and after the Effective Date of this Fifth Amendment there will be no Event of Default by Tenant under the Lease or under the Other Lease and (z) the Sublease Requirements (defined below) have been fully satisfied.

                  (b)      Sublease Requirements.

                           (i) The "Sublease Requirements" collectively mean the
                  Landlord Sublease Requirements and the Tenant Sublease Requirements set forth below.

                           (ii) The "Tenant Sublease Requirements" are as
                  follows:

                                    (1) Delivery to Landlord of signed estoppel certificates from all of the Subtenants under the Subleases, such estoppel certificates to be in the form attached as Group Exhibit A.

                                    (2) Delivery to Landlord of a signed
                                    counterpart of each of the Assignment and Assumption of Subleases in the form attached as Group Exhibit B.

                                    (3) Payment to Landlord of all cash Sublease
                                    Security Deposits (or delivery of
                                    appropriately assigned Letters of Credit).

                                    (4) Delivery to Landlord of signed Tenant
                                    Notices to each of the Subtenants in the form attached as Exhibit C.

                           (iii) The "Landlord Sublease Requirements" are as
                  follows:

                                    (1) Delivery to Tenant of a signed
                                    counterpart of each of the Assignment and Assumption of Subleases.

                                    (2) Landlord obtaining the signed Amendment of Subleases in the form set forth on Group Exhibit_D.

                                    (3) Landlord obtaining a signed new lease satisfactory to Landlord from Subtenant Amstadter.

                                    (4) Delivery to Tenant of signed Tenant
                                    Notices to each of the Subtenants in the form attached as Exhibit C.

                  (c) Delivery Date.

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

                  In the event that either Landlord or Tenant fails to obtain and deliver, without condition or qualification, the respective Landlord Sublease Requirements or Tenant Sublease Requirements on or before July 27, 2005 (the "Delivery Date"), then either party may at any time after the Delivery Date send a notice to the other, that if the respective delivery or deliveries are not made within seven (7) days following such notice, then this Fifth Amendment is terminated and of no further force and effect and, the Lease, without modification by this Fifth Amendment, will remain in full force and effect. In no event, however, shall either party's failure to satisfy the Sublease Requirements be deemed a default by such party under the Lease, this Fifth Amendment or the Other Lease.

         14. Landlord's Rights and Remedies. If prior to the Initial Termination Date, this Fifth Amendment is terminated pursuant to the provisions of Section 13 above, or an Event of Default by Tenant occurs under the Other Lease and Landlord's affiliate elects to terminate either the Other Lease or Tenant's possession under the Other Lease, then in addition to all other remedies available to Landlord under the Lease, (i) this Fifth Amendment will be deemed null and void; (ii) the original Termination Date of the Lease will remain unchanged; (iii) the Monthly Base Rent Reductions will be deemed rescinded; and
(iv) the aggregate of the Monthly Base Rent Reductions previously taken by Tenant will be immediately due and payable from Tenant to Landlord. If an Event of Default by Tenant occurs under the Lease, then in addition to all other remedies available to Landlord under the Lease, the Monthly Base Rent Reductions will be deemed rescinded and the aggregate of the Monthly Base Rent Reductions previously taken by Tenant will be immediately due from Tenant to Landlord. If an Event of Default by Tenant occurs under the Other Lease after the Initial Termination Date, and provided Tenant has deposited with Landlord the security deposit required under the Other Lease, Landlord's only remedies for such an Event of Default shall be those provided under the Other Lease.

         15.      Miscellaneous.

                  (a) Time for Performance. If any date set forth in this Fifth Amendment for the performance of any obligations by Landlord or Tenant or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used in this Fifth Amendment, the term "legal holiday" means any state or federal holiday for which financial institutions or post offices are generally closed in the State of Illinois for observance.

                  (b) Construction of Fifth Amendment. This Fifth Amendment shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Fifth Amendment. The headings of various paragraphs in this Fifth Amendment are for convenience only and are not to be utilized in construing the content or meaning of the substantive provisions of this Fifth Amendment.

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

                  (c) Severability. The provisions of this Fifth Amendment shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity or enforceability of any other provision of this Fifth Amendment.

                  (d) Ratification of Lease. Except to the extent expressly bifurcated, modified, amended and supplemented in this Fifth Amendment, the Lease remains in full force and effect and is ratified and confirmed in every respect.

         16. Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective trustees, beneficiaries, successors and assigns.

         17. Governing Law. This Fifth Amendment shall be governed by and construed under the laws of the State of Illinois.

         18. Entire Agreement. The Lease, as amended by this Fifth Amendment, constitutes the entire understanding between the parties, and no alteration, modification or amendment of the Lease or this Fifth Amendment shall be valid unless made in writing and executed by all of the parties to the Lease.

         19. Defined Terms; Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms and provisions of this Fifth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fifth Amendment shall control in all events.

         LANDLORD:                                   TENANT:
         --------                                    ------

         360 NORTH MICHIGAN PROPERTIES,              COOLSAVINGS, INC.,
         LLC, a Delaware limited liability company   a Delaware corporation


         By:/s/ Joe Chetrit                          By: /s/ Matthew Moog
            ---------------                              ----------------------
         Its:_____________________________           Its: CEO
                                                          ---------------------


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

                                    EXHIBIT A

                                    SUBLEASES


                  Sublease                                 Premises                             Sublease
                  --------                                 --------                         Security Deposit
                                                                                            ----------------
               Relevant - C;                        2,130 rsf on 20th floor                  $10,117.50 LOC
           Sublease dated 4/15/03                                                      (3 months gross Base Rent)


           Amstadter Architects;                    2,500 rsf on 20th floor                  $7,083.33 cash
           Sublease dated 8/29/03                                                      (2 months gross Base Rent)


       Robertz & Kobold Incorporated;               2,367 rsf on 20th floor                  $2,958.75 cash
           Sublease dated 9/10/03                                                         (1 month Base Rent)


              Alacritude, LLC;                      2,172 rsf on 13th floor                  $11,765.00 LOC
           Sublease dated 9/8/03                                                       (5 months gross Base Rent)


Robotic Systems Integration, Inc.; Sublease         2,145 rsf on 16th floor                  $7,507.50 cash
               dated 11/19/04                                                          (3 months gross Base Rent)


              Athan P. Sotos;                        974 rsf on 11th floor                   $1,600.00 cash
           Sublease dated 3/11/04                                                      (2 months gross Base Rent)